SUPPLEMENTAL AGREEMENT
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         This Supplemental Agreement (the "Supplement") is entered into this
17th day of October, 2000 by and between Premier Laser Systems, Inc., a California corporation (the "Seller") and SurgiLight Inc., a Delaware corporation (the "Buyer").

                                 R E C I T A L S
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         WHEREAS, Seller and Buyer entered into that certain Purchase and Sale
Agreement (the "Purchase Agreement") on September __, 2000; and

         WHEREAS, the Buyer and Seller desire to clarify and restate certain terms of the Purchase Agreement.

         NOW, THEREFORE, in consideration of the promises contained herein and intending to be legally bound the parties agree as follows:

         1. CLARIFICATION OF REGULATORY SUBMISSIONS. The parties agree that the transfer of the 510K Regulatory Submission described as ER:YAG Ophthamology-K9004630 and all clinical studies and records related thereto expressly includes the following related and subsidiary submissions: K992789 Cataract (Submittal), K905141 Anterior Capsulotomy, G920084 One Handed Phaco, G920085 Two Handed Phaco, G920168 ab externo sclerostomy and G920169 ab interno sclerostomy.

         In addition, Seller hereby grants to Buyer the right to refer to the 510 K Regulatory Submission described as K902534 and General Surgery K980561 dERmium and subsidiary submissions. Buyer acknowledges and agrees that such reference rights are non-exclusive.

         2. CLARIFICATION REGARDING TOUCH TIPS. The parties acknowledge and agree that the Touch Tips referred to in the Purchase Agreement shall include

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only ophthalmic touch tips and do not include any touch tips used for surgical or dental applications of the ER:YAG laser.

         3. FIBER OPTIC CABLES. The parties acknowledge and agree that Seller shall satisfy its obligations under the Purchase Agreement by the delivery of 1,000 fiber optic cables to Buyer.

         4. AGREEMENT CONTINUING IN EFFECT. Except as expressly amended herein, the Purchase Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

                                              PREMIER LASERS SYSTEMS, INC.
                                              "SELLER"


                                              By:
                                                  ------------------------------
                                              Its:
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                                              SURGILIGHT INC.,
                                              "BUYER"


                                              By:
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                                              Its:
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